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                                                                    EXHIBIT 23.2
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in the Prospectus constituting part of this
Registration Statement on Form S-3 of our report dated February 19, 1998, relating to the financial statements of AptarGroup, Inc., which appears in such Prospectus. We also consent to the incorporation by reference of our report on the Financial Statement Schedule for the three years ended December 31, 1997 listed under item 14(a)(2) of the AptarGroup, Inc. Annual Report on Form 10-K.
We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                  /s/ PRICE WATERHOUSE LLP

Chicago, Illinois
June 5, 1998